Exhibit 10.27

THIS SECOND AMENDMENT TO LEASE is made and entered into as of November 15, 2023 by and between Bukewihge Properties, LLC (a California limited liability company) (“Lessor”) and Staar Surgical Company (a Delaware corporation) ("Lessee").

WHEREAS, pursuant to said Lease dated March 19, 2018, Lessor did lease to Lessee and Lessee did lease from Lessor that certain approximately 20,608 square foot premises commonly known as 25651-25691 Atlantic Ocean Drive, Units A1 – A11 and B1 – B3, Lake Forest, California (“Premises”) for the period commencing May 1, 2018 through and including April 30, 2023, and

WHEREAS, pursuant to the Addendum to Lease dated January 22, 2019, the Parties agreed to expand the Premises to include Unit B5, and

WHEREAS, pursuant to the Addendum to Lease dated March 20, 2020, the Parties agreed to expand the Premise to include Unit B4 and extend the lease term for B5 through April 30, 2023, and

WHEREAS, pursuant to the First Amendment to Lease dated August 11, 2022, the Parties agreed to extend the lease term through June 30, 2033, and

WHEREAS, the parties hereto desire to amend the Lease accordingly.

NOW THEREFORE, in consideration of the covenants and agreements contained herein, the parties do herewith mutually acknowledge and agree as follows:

1.
The Premises as defined in the First Amendment to Lease dated August 11, 2022, shall be removed and replaced with the following: approximately 27,500 square feet (Units A1-A11,Units B1-B5, and Units B18-B19) within the Project of a larger approximate 53,828 square foot multi-tenant industrial business park known as 25651-25691 Atlantic Ocean Drive, Suites A1 – A17 and B1 – B19, Lake Forest, CA 92630.

2.
Lessee may have possession of Units B18-B19 upon mutual execution of this 2nd Amendment.

3.
Lessee shall receive a $12,593.00 tenant improvement allowance to be used by Lessee for construction fees and costs, Lessee management project costs, architectural fees, engineering fees and city permits, cabling, finishes, FF&E, or any other hard or soft costs associated with Lessee’s improvements to the Premises. No Lessor supervision fee may be charged. In no event shall any improvement allowance be utilized by Lessee as a credit against Base Rent or CAOE.

4.
Lessee shall pay Base Rent according to the following schedule:

Months	Base Rent
May 1, 2023 – June 30, 2023	$0.00 per month + CAOE
July 1, 2023 – December 31, 2023	$43,740.66 per month + CAOE
January 1, 2024 – April 30, 2024	$50,325.00 per month + CAOE
May l, 2024 – April 30, 2025	$52,086.38 per month + CAOE
May 1, 2025 – April 30, 2026	$53,909.40 per month + CAOE
May 1, 2026 – April 30, 2027	$55,796.23 per month + CAOE
May 1, 2027 – April 30, 2028	$57,749.10 per month + CAOE
May 1, 2028 – April 30, 2029	$59,770.31 per month + CAOE
May 1, 2029 – April 30, 2030	$61,862.27 per month + CAOE
May 1, 2030 – April 30, 2031	$64,027.45 per month + CAOE
May 1, 2031 – April 30, 2032	$66,268.41 per month + CAOE
May 1, 2032 – April 30, 2033	$68,587.81 per month + CAOE
May 1, 2033 – June 30, 2033	$70,988.38 per month + CAOE

5.
Common Area Operating Expenses (“CAOE”) for 2024 are estimated at

$4,201.64 per month. There shall be a 5.0% annual increase cap on CAOE (including any increases to real property taxes and insurance, provided neither is a direct result of Lessee’s operations).

6.
Security Deposit shall be amended to $70,988.38.

7.
Upon mutual execution of this 2nd Amendment, Lessee shall deliver to Lessor

$11,374.35 which represents the difference between the existing security deposit and the amended security deposit.

8.
LAREM Industrial Real Estate Specialists, Inc. (Jay Jasaitis and Matt Ginocchio) represents Lessor and JLL (Gary Horwitz and Caroline Bethel) represents Lessee in this Second Amendment. Upon full and mutual execution of First Amendment and delivery of all monies required herein, LAREM and JLL shall be paid a commission as agreed to in a separate written agreement.

9.
All other terms and conditions of the Standard Industrial/Commercial Multi- Tenant Lease-Gross dated March 19, 2018, not amended herein shall remain the same and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDMENT TO LEASE as of the date first written above, but actually on the date(s) set forth below.

LESSOR: Bukewihge Properties, LLC (a California limited liability company) By: /s/

Its: General manager

Date: 12/7/2023

LESSEE: Staar Surgical Company (a Delaware Corporation)

By: /s/ Justin Reed

Its: Sr Director Global Facilities & Engineering

Date: 12/7/2023